EXHIBIT 10.17

                      INDEXED EXECUTIVE SALARY CONTINUATION
                          PLAN AGREEMENT BY AND BETWEEN
                         FIRST FEDERAL BANK OF LAGRANGE
                                       and
                              WILLIAM F. HOLLE, JR.


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              INDEXED EXECUTIVE SALARY CONTINUATION PLAN AGREEMENT

        This Agreement, made and entered into this 3rd day of February, 1995, by and between First Federal Savings Bank of LaGrange, a Bank organized and existing under the laws of the State of Georgia, hereinafter referred to as "the Bank", and William F. Holle, Jr., hereinafter referred to as "Holle, Jr."

        Holle, Jr. was in the employ of the Bank for several years during which time he faithfully served the Bank. It is the consensus of the Board of Directors of the Bank (the Board) that Holle, Jr.'s services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Bank. The Board further believes that Holle Jr.'s experience, knowledge of corporate affairs, reputation and industry contacts are of extreme value and his continued goodwill is also essential to the Bank's future growth and profits.

        Accordingly, it is the desire of the Bank and Holle, Jr. to enter into this Agreement under which the Bank will agree to make certain payments to Holle, Jr.

        It is the intent of the parties hereto that this Agreement be considered an arrangement maintained primarily to provide supplemental retirement benefits for Holle, Jr., as a member of a select group of management or highly-compensated employees of the Bank for purposes of the Employee Retirement Security Act of 1974 (ERISA). Holle, Jr. is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan.

        Therefore, in consideration of Holle, Jr.'s services performed in the past and his continued goodwill in the future and based upon the mutual promises and covenants herein contained, the Bank and Holle, Jr., agree as follows:


I.       DEFINITIONS

         A.       Effective Date:

                  The  Effective  Date of this  Agreement  shall be  February 3,
                  995.

         B.       Plan Year:

                  Any reference to "Plan Year" shall mean a calendar year from January 1 to December 31. In the year of implementation, the term "Plan Year" shall mean the period from the effective date to December 31 of the year of the effective date.

         C.       Index Retirement Benefit:

                  The Index Retirement Benefit for Holle, Jr. for any year shall be equal to the annual earnings (if any) determined by the Index [subparagraph I (D) for that Plan Year.
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         D.       Index:

                  The Index for any Plan Year shall be the aggregate annual after-tax income from the life insurance contracts described hereinafter as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contracts were purchased on the effective date hereof.

                  Insurance Company:           Alexander Hamilton Life Insurance
                                                 Company
                  Policy Form:                 Universal Life
                  Policy Name:                 Executive Security Plan III
                  Insured's Age and Sex:       44, Male
                  Riders:                      None
                  Ratings:                     Table 2
                  Option:                      A
                  Face Amount:                 $379,000
                  Premiums Paid:               $150,000
                  Number of Premium Payments:  One
                  Assumed Purchase Date:       February 3, 1995

                  Insurance Company:           Alexander Hamilton Life Insurance
                                                  Company
                  Policy Form:                 Universal Life
                  Policy Name:                 Executive Security Plan III
                  Insured's Age and Sex:       50, Male
                  Riders:                      None
                  Ratings:                     None
                  Option:                      A
                  Face Amount:                 $364,000
                  Premiums Paid:               $150,000
                  Number of Premium Payments:  One
                  Assumed Purchase Date:       February 3, 1995

                  If such contracts of life insurance are actually purchased by the Bank then the actual policies as of the dates they were purchased shall be used in calculations under this Agreement. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive annual policy illustrations that assume the above described policies were purchased from the above named insurance company(ies) on the Effective Date from which the increase in policy value will be used to calculate the amount of the Index.

                  In either case, references to the life insurance contract are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, Holle, Jr. and his beneficiary(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Agreement than that of an unsecured general creditor of the Bank.

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II.      INDEX BENEFITS

         A.       Retirement Benefits:

                  Commencing on the Effective Date hereof the Index Retirement Benefit [as defined in subparagraph I (D) above] for each year shall be paid to Holle, Jr. until his death.

         B.       Death Benefit:

                  There is no death benefit provided under this Agreement.

III.     RESTRICTIONS UPON FUNDING

         The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. Holle, Jr., his beneficiary(ies) or any successor in interest to him shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

         The Bank reserves the absolute right at its sole discretion to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the exact nature and method of such funding. Should the Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall Holle, Jr. be deemed to have any lien or right, title or interest in or to any specific funding investment or to any assets of the Bank.

         If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of Holle, Jr., then Holle, Jr. shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.


IV.      MISCELLANEOUS

         A.       Alienability and Assignment Prohibition:

                  Neither Holle, Jr., his widow nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by Holle, Jr. or his beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event Holle, Jr. or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

         B.       Binding Obligation of Bank and Any Successor in Interest:

                  The Bank expressly agrees that it shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under



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                  this  Agreement.  This  Agreement  shall be  binding  upon the parties hereto, their successors, beneficiary(ies), heirs and personal representatives.

         C.       Revocation:

                  It is agreed by and between the parties hereto that, during the lifetime of Holle, Jr., this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written assent of Holle, Jr. and the Bank.

         D.       Gender:

                  Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

         E.       Effect on Other Bank Benefit Plans:

                  Nothing contained in this Agreement shall affect the right of Holle, Jr. to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

         F.       Headings:

                  Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

         G.       Applicable Law:

                  The validity and interpretation of this Agreement shall be governed by the laws of the State of Georgia.


V.       ERISA PROVISION

         A.       Named Fiduciary and Plan Administrator:

                  The "Named Fiduciary and Plan Administrator" of this plan shall be First Federal Savings Bank of LaGrange until its removal by the Board. As Named Fiduciary and Administrator, the Bank shall be responsible for the management, control and administration of the Salary Continuation Agreement as established herein. He may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         B.       Claims Procedure and Arbitration:

                  In the event a dispute arises over benefits under this Agreement and benefits are not paid to Holle, Jr. (or to his beneficiary in the case of Holle, Jr.'s death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Plan Administrator named above within ninety (90) days from the date payments are refused. The Plan Administrator shall review the written claim

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                  and if the claim is  denied,  in whole or in part,  they shall provide in writing within ninety (90) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Plan Administrator fails to take any action within the aforesaid ninety-day period.

                  If claimants desire a second review they shall notify the Plan Administrator in writing within ninety (90) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Plan Administrator shall then review the second claim and provide a written decision within ninety (90) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

                  If claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the term and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

                  Where a dispute arises as to the Bank's discharge of Holle, Jr. "for cause", such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.


         IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the 3rd day of February, 1995 and that, upon execution, each has received a conforming copy.


                                        First Federal Savings Bank of LaGrange


/s/ Tracie Alder                        By:      /s/ Ellison C. Rudd
----------------                                 -------------------
Witness                                 Title



/s/ Paula Brooks                        By:      /s/ William F. Holle, Jr.
----------------                                 -------------------------
Witness                                          William F. Holle, Jr.



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